United States
Securities and Exchange Commission
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 16, 2008

SHUFFLE MASTER, INC.
(Exact name of registrant as specified in its charter)

Minnesota (State or Other Jurisdiction of Incorporation or Organization)	0-20820 (Commission File Number)	41-1448495 (IRS Employer Identification No.)
1106 Palms Airport Drive Las Vegas, Nevada (Address of Principal Executive Offices)	89119-3720 (Zip Code)
Registrant’s telephone number, including area code: (702) 897-7150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

and

Item 8.01 Other Events.

On November 17, 2008, Shuffle Master, Inc. (NASDAQ Global Select Market: SHFL) (either the “Company,” “we” or “our”), announced that, in keeping with corporate best practices, the Company’s Board of Directors had decided to separate the roles of Chairman of the Board and Chief Executive Officer.  The Board has elected Phillip Peckman, currently an independent director, as its new non-executive Chairman of the Board. Mark L. Yoseloff, Ph.D., the Company’s current Chairman and Chief Executive Officer, will continue to serve as Chief Executive Officer and a Board member.

In addition, the Company announced the appointment of David Lopez, Roger Snow and Jerry Smith to Executive Vice Presidents of the Company.

Effective November 16, 2008, David Lopez has been appointed Executive Vice President of the Company and will be assuming many of the responsibilities previously handled by Paul Meyer, former President and Chief Operating Officer.  In his expanded corporate role, Mr. Lopez’s primary focus will be on sales, product management and operations.

Mr. Lopez, 35 years old, began his career with Shuffle Master in February 1998 as a Marketing Analyst and has since been promoted six times.  Within the last five years, Mr. Lopez served as Executive Director of Product Management, Vice President of Product Management, President of Utility Division and most recently President of Shuffle Master Americas division.  During his ten year tenure, Mr. Lopez has played an important role in Shuffle Master’s overall growth.  Mr. Lopez was responsible for managing much of the sales growth and profitability of the business, while building a strong team of leaders to drive continued market success.

Mr. Lopez’s annual base salary is $260,000 and he is eligible to receive an executive target bonus of no less than 50% of his base salary.  Pursuant to Mr. Lopez’s employment agreement, he is also entitled to restricted shares, stock options and other equity grants at the discretion of the Board of Directors.

The foregoing description of Mr. Lopez’s employment agreement, as amended, does not purport to be complete and is qualified in its entirety by reference to the full text of the employment agreement and an amendment thereto which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Effective November 16, 2008, Roger Snow and Jerry Smith have also been appointed Executive Vice Presidents of the Company.  Roger Snow will oversee worldwide marketing and assume the chairmanship of the Company’s Corporate Products Group, the committee responsible for the Company’s product strategy.  Jerry Smith will continue to serve as the Company’s General Counsel, responsible for the Company’s legal, compliance and corporate affairs.  He will now also serve as Corporate Secretary.

The Company also announced that in order to streamline its domestic operations and improve efficiencies, the Company is consolidating the Shuffle Master Americas division with its Corporate group, both of which are headquartered in Las Vegas.

The Employment Agreement and First Amendment to the Employment Agreement of Mr. Lopez are filed as Exhibits 10.1 and 10.2, respectively, to this report.  Additionally, the full text of the press release is furnished as 99.1.

Item 9.01 Financial Statements and Exhibits

 (d) Exhibits

10.1           Employment Agreement, by and between Shuffle Master, Inc. and David Lopez

10.2           First Amendment to Employment Agreement, by and between Shuffle Master, Inc. and David Lopez

99.1           Press release dated November 17, 2008, regarding the Company’s leadership changes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUFFLE MASTER, INC.
(Registrant)

Date:  November 20, 2008

/s/ Mark L. Yoseloff
Mark L. Yoseloff
Chief Executive Officer